EXHIBIT 99.1
Investor Contact:
Nathan Harrill
Exact Sciences Corp.
investorrelations@exactsciences.com
608-535-8659
Media Contact:
Morry Smulevitz
Exact Sciences Corp.
msmulevitz@exactsciences.com
608-345-8010
For Immediate Release
Exact Sciences Announces Fourth Quarter 2023 Results
Reports record revenue, generates positive free cash flow, expects 2024 revenue of $2.810-2.850 billion
Fourth quarter and 2023 highlights
•Total fourth quarter revenue of $647 million, an increase of 17%, or 18% on a core revenue basis, with Screening revenue of $487 million and Precision Oncology revenue of $160 million
•Total 2023 revenue of $2.50 billion, an increase of 20%, or 24% on a core revenue basis, with Screening revenue of $1.865 billion and Precision Oncology revenue of $629 million
•Fourth quarter cash provided by operating activities was $70 million and free cash flow was $35 million
MADISON, Wis., Feb. 21, 2024 — Exact Sciences Corp. (Nasdaq: EXAS), a leading provider of cancer screening and diagnostic tests, today announced that the company generated revenue of $647 million for the fourth quarter of 2023 and $2.50 billion for the full year of 2023, both ended Dec. 31, 2023.
“The Exact Sciences team advanced our mission to help eradicate cancer by testing a record number of patients with Cologuard® and Oncotype DX® in the fourth quarter, leading to strong financial results,” said Kevin Conroy, Chairman and CEO of Exact Sciences. “Over the past decade, we have built a world-class team and unrivaled platform that is fueling predictable, profitable growth and powering the next wave of innovative cancer diagnostics to make a profound difference in the fight against cancer.”
Fourth quarter 2023 financial results
For the three-month period ended Dec. 31, 2023, as compared to the same period of 2022 (where applicable):
•Total revenue was $646.9 million, an increase of 17 percent, or 18 percent on a core revenue basis
•Screening revenue was $486.7 million, an increase of 21 percent
•Precision Oncology revenue was $160.2 million, an increase of 12 percent, or 11 percent on a core revenue basis
•Gross margin including amortization of acquired intangible assets was 70 percent, and non-GAAP gross margin excluding amortization of acquired intangible assets was 73 percent
•Net loss was $49.8 million, or $0.27 per share, compared to a net loss of $127.7 million, or $0.72 per share
•EBITDA was $11.7 million and adjusted EBITDA was $49.7 million
•Cash provided by operating activities was $69.5 million and free cash flow was $34.6 million
•Cash, cash equivalents, and marketable securities were $777.6 million at the end of the quarter
Screening primarily includes laboratory service revenue from Cologuard tests and PreventionGenetics. Precision Oncology includes laboratory service revenue from global Oncotype DX® and therapy selection tests.
2024 revenue outlook
The company anticipates revenue of $2.810-$2.850 billion during 2024, assuming:

•Screening revenue of $2.155-$2.175 billion, and
•Precision Oncology revenue of $655-$675 million

Non-GAAP disclosure
In addition to the company's financial results determined in accordance with U.S. GAAP, the company provides non-GAAP measures that it determines to be useful in evaluating its operating performance and liquidity. The company presents EBITDA, adjusted EBITDA, non-GAAP gross margin, non-GAAP gross profit, core revenue, and free cash flow. EBITDA and adjusted EBITDA consist of net loss after adjustment for those items shown in the table below. The company defines non-GAAP gross profit and non-GAAP gross margin as GAAP gross profit and GAAP gross margin, respectively, excluding amortization of acquired intangible assets. The amortization of acquisition-related intangible assets used in the calculation of non-GAAP gross profit and non-GAAP gross margin pertain only to the amortization associated with developed technology acquired and recorded through purchase accounting transactions. The amortization of these intangible assets will recur in future periods until such intangible assets have been fully amortized. Core revenue is calculated to adjust for recent acquisitions and divestitures, COVID-19 testing revenue and foreign currency exchange rate fluctuations. To exclude the impact of change in foreign currency exchange rates from the prior period under comparison, the Company converts the current period non-U.S. dollar denominated revenue using the prior year comparative period exchange rates. The company considers free cash flow to be a liquidity measure and is calculated as net cash used in or provided by operating activities, reduced by purchases of property, plant and equipment. Management believes that presentation of non-GAAP financial measures provides useful supplemental information to investors and facilitates the analysis of the company's core operating results and comparison of operating results across reporting periods. The company uses this non-GAAP financial information to establish budgets, manage the company's business, and set incentive and compensation arrangements. The company believes free cash flow provides useful information to management and investors since it measures our ability to generate cash from business operations. Non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental information purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with U.S. GAAP. For example, non-GAAP gross margin and non-GAAP gross profit exclude the amortization of acquired intangible assets although such measures include the revenue associated with the acquisitions. Additionally, adjusted EBITDA excludes a number of expense items that are included in net loss. As a result, positive adjusted EBITDA may be achieved while a significant net loss persists. For a reconciliation of these non-GAAP measures to GAAP, see below “EBITDA and Adjusted EBITDA Reconciliations”, “Non-GAAP Gross Profit and Non-GAAP Gross Margin Reconciliations”, “Reconciliation of Core Revenue”, and “Condensed Consolidated Statements of Cash Flows and Reconciliation of Free Cash Flow”. The company presents certain forward-looking statements about the company's future financial performance that include non-GAAP measures. These non-GAAP measures include adjustments like stock-based compensation, acquisition and integration costs including gains and losses on contingent consideration that are difficult to predict for future periods because the nature of the adjustments pertain to events that have not yet occurred. Additionally, management does not forecast many of the excluded items for internal use. Information reconciling forward-looking non-GAAP measures to U.S. GAAP measures is therefore not available without unreasonable effort and is not provided. The occurrence, timing, and amount of any of the items excluded from GAAP to calculate non-GAAP could significantly impact the company's GAAP results.
Fourth quarter conference call & webcast
Company management will host a conference call and webcast on Wednesday, February 21, 2024, at 5 p.m. ET to discuss fourth quarter and full year 2023 results. The webcast will be available at exactsciences.com. Domestic callers should dial 888-330-2384 and international callers should dial +1-240-789-2701. The access code for both domestic and international callers is 4437608. A replay of the webcast will be available at exactsciences.com. The webcast, conference call, and replay are open to all interested parties.
About Cologuard
The Cologuard test was approved by the FDA in August 2014, and results from Exact Sciences’ prospective 90-site, point-in-time, 10,000-patient pivotal trial were published in the New England Journal of Medicine in March 2014. The Cologuard test is included in the American Cancer Society’s (2018) colorectal cancer screening guidelines and the recommendations of the U.S. Preventive Services Task Force (2021) and National Comprehensive Cancer Network (2016). The Cologuard test is indicated to screen adults 45 years of age and older who are at average risk for colorectal cancer by detecting certain DNA markers and blood in the stool. Do not use the Cologuard test if you have had precancer, have inflammatory bowel disease and certain hereditary syndromes, or have a personal or family history of colorectal cancer. The Cologuard test is not a replacement for colonoscopy in high risk patients. The Cologuard test performance in adults ages 45-49 is estimated based on a large clinical study of patients 50 and older. The Cologuard test performance in repeat testing has not been evaluated.
The Cologuard test result should be interpreted with caution. A positive test result does not confirm the presence of cancer. Patients with a positive test result should be referred for colonoscopy. A negative test result does not confirm the absence of cancer. Patients with a negative test result should discuss with their doctor when they need to be tested again. Medicare and most major insurers cover the Cologuard test. For more information about the Cologuard test, visit cologuardtest.com. Rx only.

About Exact Sciences’ Precision Oncology portfolio
Exact Sciences’ Precision Oncology portfolio delivers actionable genomic insights to inform prognosis and cancer treatment after a diagnosis. In breast cancer, the Oncotype DX Breast Recurrence Score® test is the only test shown to predict the likelihood of chemotherapy benefit as well as recurrence in invasive breast cancer. The Oncotype DX test is recognized as the standard of care and is included in all major breast cancer treatment guidelines. The OncoExTra™ test applies comprehensive tumor profiling, utilizing whole exome and whole transcriptome sequencing, to aid in therapy selection for patients with advanced, metastatic, refractory, relapsed, or recurrent cancer. With an extensive panel of approximately 20,000 genes and 169 introns, the OncoExTra test is one of the most comprehensive genomic (DNA) and transcriptomic (RNA) panels available today. Exact Sciences enables patients to take a more active role in their cancer care and makes it easy for providers to order tests, interpret results, and personalize medicine by applying real-world evidence and guideline recommendations. To learn more, visit precisiononcology.exactsciences.com.
About PreventionGenetics
Founded in 2004 and located in Marshfield, Wisconsin, PreventionGenetics is a CLIA and ISO 15189:2012 accredited laboratory. PreventionGenetics delivers clinical genetic testing of the highest quality at fair prices with exemplary service to people around the world. PreventionGenetics has 25 PhD geneticists on staff and provides tests for nearly all clinically relevant genes including the powerful and comprehensive germline whole genome sequencing test, PGnome® and whole exome sequencing test, PGxome®. PreventionGenetics was acquired by Exact Sciences in December 2021.
About Exact Sciences Corp.
A leading provider of cancer screening and diagnostic tests, Exact Sciences gives patients and health care professionals the clarity needed to take life-changing action earlier. Building on the success of the Cologuard and Oncotype DX tests, Exact Sciences is investing in its pipeline to develop innovative solutions for use before, during, and after a cancer diagnosis. For more information, visit ExactSciences.com, follow Exact Sciences on X (formerly known as Twitter) @ExactSciences, or find Exact Sciences on LinkedIn and Facebook.

Forward-Looking Statements
This news release contains forward-looking statements concerning our expectations, anticipations, intentions, beliefs or strategies regarding the future. These forward-looking statements are based on assumptions that we have made as of the date hereof and are subject to known and unknown risks and uncertainties that could cause actual results, conditions and events to differ materially from those anticipated. Therefore, you should not place undue reliance on forward-looking statements. Examples of forward-looking statements include, among others, statements we make regarding expected future operating results; expectations for development of new or improved products and services and their impacts on patients; our strategies, positioning, resources, capabilities and expectations for future events or performance; and the anticipated benefits of our acquisitions, including estimated synergies and other financial impacts.
Important factors that could cause actual results, conditions and events to differ materially from those indicated in the forward-looking statements include, among others, the following: our ability to successfully and profitably market our products and services; the acceptance of our products and services by patients and healthcare providers; our ability to meet demand for our products and services; our reliance upon certain suppliers, including suppliers that are the sole source of certain supplies and products used in our test and operations; approval and maintenance of adequate reimbursement rates for our products and services within and outside the U.S.; the amount and nature of competition for our products and services; the effects of any judicial, executive or legislative action affecting us or the healthcare system; recommendations, guidelines and quality metrics issued by various organizations regarding cancer screening or our products and services; our ability to successfully develop and commercialize new products and services and assess potential market opportunities; our ability to effectively enter into and utilize strategic partnerships and acquisitions; our success establishing and maintaining collaborative, licensing and supplier arrangements; our ability to obtain and maintain regulatory approvals and comply with applicable regulations; our ability to protect and enforce our intellectual property; the results of our validation studies and clinical trials, including the risks that the results of future studies and trials may differ materially from the results of previously completed studies and trials; our ability to manage an international business and our expectations regarding our international expansion and opportunities; our ability to raise the capital necessary to support our operations or meet our payment obligations under our indebtedness; the potential effects of changing macroeconomic conditions, including the effects of inflation, interest rate and foreign currency exchange rate fluctuations, and geopolitical conflict; the possibility that the anticipated benefits from our business acquisitions will not be realized in full or at all or may take longer to realize than expected; the possibility that costs or difficulties related to the integration of acquired businesses’ operations or the divestiture of business operations will be greater than expected and the possibility that integration or divestiture efforts will disrupt our business and strain management time and resources; the outcome of any litigation, government investigations, enforcement actions or other legal proceedings; and our ability to retain and hire key personnel. The risks included above are not exhaustive. Other important risks and uncertainties are described in the Risk Factors sections of our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, and in our other reports filed with the Securities and Exchange Commission. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

EXACT SCIENCES CORPORATION
Selected Unaudited Financial Information
Condensed Consolidated Statements of Operations
(Amounts in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Revenue	$646,885	$552,995	$2,499,766	$2,084,279

Operating expenses:
Cost of sales (exclusive of amortization of acquired intangible assets)	171,865	147,152	654,248	574,394
Research and development	114,922	94,274	425,882	393,418
Sales and marketing	190,477	210,211	727,090	846,011
General and administrative	220,551	193,894	893,204	737,304
Amortization of acquired intangible assets	23,311	22,914	92,160	97,450
Impairment of long-lived assets	—	3,432	621	15,969
Total operating expenses	721,126	671,877	2,793,205	2,664,546

Other operating income (loss)	6,400	—	78,427	(13,244)
Loss from operations	(67,841)	(118,882)	(215,012)	(593,511)

Other income (expense)
Investment income (loss), net	25,330	(5,635)	32,713	(19,425)
Interest expense	(7,865)	(5,410)	(19,447)	(19,634)
Total other income (expense)	17,465	(11,045)	13,266	(39,059)

Net loss before tax	(50,376)	(129,927)	(201,746)	(632,570)

Income tax benefit (expense)	610	2,182	(2,403)	9,064

Net loss	$(49,766)	$(127,745)	$(204,149)	$(623,506)

Net loss per share—basic and diluted	$(0.27)	$(0.72)	$(1.13)	$(3.54)

Weighted average common shares outstanding—basic and diluted	181,114	177,584	180,144	176,351

EXACT SCIENCES CORPORATION
Selected Unaudited Financial Information
Condensed Consolidated Balance Sheets
(Amounts in thousands)

	December 31, 2023	December 31, 2022
Assets
Cash and cash equivalents	$605,378	$242,493
Marketable securities	172,266	389,564
Accounts receivable, net	203,623	158,043
Inventory	127,475	118,259
Prepaid expenses and other current assets	85,627	73,898
Property, plant and equipment, net	698,354	684,756
Operating lease right-of-use assets	143,708	167,003
Goodwill	2,367,120	2,346,040
Intangible assets, net	1,890,396	1,956,240
Other long-term assets, net	177,387	90,577
Total assets	$6,471,334	$6,226,873

Liabilities and stockholders' equity
Current liabilities	$514,701	$412,747
Convertible notes, net	2,314,276	2,186,106
Long-term debt, less current portion	—	50,000
Other long-term liabilities	335,982	352,459
Operating lease liabilities, less current portion	161,070	182,399
Total stockholders’ equity	3,145,305	3,043,162
Total liabilities and stockholders’ equity	$6,471,334	$6,226,873

EXACT SCIENCES CORPORATION
Selected Unaudited Financial Information
Reconciliation of Core Revenue
(Amounts in thousands)

	GAAP
	Three Months Ended December 31,
	2023	2022	% Change
Screening	$486,706	$403,528	21%
Precision Oncology	160,179	143,430	12%
COVID-19 Testing	—	6,037	(100)%
Total	$646,885	$552,995	17%

	Non-GAAP
	Three Months Ended December 31,
	2023 (1)	2022 (1)	% Change	Foreign Currency Impact (2)	Core Revenue (3)	% Change (3)
Screening	$486,706	$403,528	21%	$—	$486,706	21%
Precision Oncology	157,223	140,714	12%	(620)	156,603	11%
Total	$643,929	$544,242	18%	$(620)	$643,309	18%

	GAAP
	Twelve Months Ended December 31,
	2023	2022	% Change
Screening	$1,864,701	$1,424,703	31%
Precision Oncology	629,110	601,488	5%
COVID-19 Testing	5,955	58,088	(90)%
Total	$2,499,766	$2,084,279	20%

	Non-GAAP
	Twelve Months Ended December 31,
	2023 (1)	2022 (1)	% Change	Foreign Currency Impact (2)	Core Revenue (3)	% Change (3)
Screening	$1,864,701	$1,424,703	31%	$—	$1,864,701	31%
Precision Oncology	619,948	574,012	8%	(1,228)	618,720	8%
Total	$2,484,649	$1,998,715	24%	$(1,228)	$2,483,421	24%

(1) Excludes revenue from COVID-19 testing, the divested Oncotype DX Genomic Prostate test, and the Resolution Bioscience acquisition.

(2) Foreign currency impact is calculating the change in current period non-U.S. dollar denominated revenue using the prior year comparative period exchange rates.

(3) Excludes revenue from COVID-19 testing, the divested Oncotype DX Genomic Prostate Score test, the impact of foreign currency exchange rate fluctuations, and the Resolution Bioscience acquisition.

EXACT SCIENCES CORPORATION
Selected Unaudited Financial Information
Non-GAAP Gross Profit and Non-GAAP Gross Margin Reconciliations
(Amounts in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Revenue	$646,885	$552,995	$2,499,766	$2,084,279
Cost of sales (exclusive of amortization of acquired intangible assets)	171,865	147,152	654,248	574,394
Amortization of acquired intangible assets (1)	21,100	20,717	83,316	86,967
Gross profit	$453,920	$385,126	$1,762,202	$1,422,918
Gross margin	70%	70%	70%	68%

Amortization of acquired intangible assets (1)	21,100	20,717	83,316	86,967
Non-GAAP gross profit	$475,020	$405,843	$1,845,518	$1,509,885
Non-GAAP gross margin	73%	73%	74%	72%

(1) Includes only amortization of intangible assets identified as developed technology assets through purchase accounting transactions, which otherwise would have been allocated to cost of sales.

EXACT SCIENCES CORPORATION
Selected Unaudited Financial Information
EBITDA and Adjusted EBITDA Reconciliations
(Amounts in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Net loss	$(49,766)	$(127,745)	$(204,149)	$(623,506)
Interest expense (1)	7,865	5,410	19,447	19,634
Depreciation and amortization	54,172	49,481	206,608	197,558
Income tax (benefit) expense	(610)	(2,182)	2,403	(9,064)
EBITDA	$11,661	$(75,036)	$24,309	$(415,378)
Stock-based compensation (2)	66,466	50,789	271,218	239,092
Investment loss (income)	(25,330)	5,635	(32,713)	19,425
Acquisition and integration costs (3)	(3,616)	1,175	(11,762)	(53,297)
Reduction-in-force severance (4)	—	18,886	907	33,499
Impairment of long-lived assets (5)	—	3,432	621	15,969
(Gain) loss on sale of asset and divestiture related costs (6)	(4,311)	53	(74,833)	17,309
Legal settlement (7)	—	—	36,186	—
Restructuring (8)	4,837	—	4,837	—
Adjusted EBITDA	$49,707	$4,934	$218,770	$(143,381)

(1) Interest expense for the twelve months ended December 31, 2023 includes a $10.3 million net gain recorded on the settlement of convertible notes. This gain represents the difference between (i) the fair value of the consideration transferred and (ii) the sum of the carrying value of the debt at the time of the exchange.

(2) Represents stock-based compensation expense and 401(k) match expense. The Company matches a portion of Exact Sciences employees' contributions annually in the form of the Company's common stock.

(3) Represents acquisition and related integration costs incurred as a result of the Company's business combinations. Acquisition costs represent legal and professional fees incurred to execute the transaction. Acquisition costs for the three and twelve months ended December 31, 2023 and 2022 relate to the acquisitions of Resolution Bioscience, Inc. and PreventionGenetics, LLC, and were not significant. Integration-related costs represent expenses incurred outside regular business operations, specifically relating to the integration of businesses acquired through a business combination. This includes any gain or loss on contingent consideration liabilities, severance and accelerated vesting of stock awards, and professional services. The remeasurement of the contingent consideration liabilities resulted in a gain of $5.0 million and $18.0 million for the three and twelve months ended December 31, 2023, respectively, and a loss of $0.8 million and a gain of $56.6 million for the three and twelve months ended December 31, 2022, respectively. The Company also incurred severance costs and professional service fees which were not significant for the three and twelve months ended December 31, 2023 and 2022. The majority of the professional service fees relate to the integration of information technology systems.

(4) The Company took proactive measures to address the impact of inflation and market volatility, and also simplify the organizational structure and prioritize programs that will have the greatest impact on improving cancer care. This resulted in a reduction of the Company's workforce in the second and fourth quarters of 2022, and international operations were impacted in the first quarter of 2023. The adjustment to EBITDA represents personnel expenses incurred as a result of these proactive measures, a majority of which includes severance and accelerated stock-based compensation expense.

(5) Represents impairment charges on the Company’s long-lived assets. For the twelve months ended December 31, 2023, the Company recorded insignificant impairments to building leases that were vacated during the year. For the three and twelve months ended December 31, 2022, the Company recorded insignificant impairments to building leases at certain of its domestic locations. The Company also recorded impairment charges on an acquired developed technology intangible asset and a supply agreement intangible asset during the twelve months ended December 31, 2022.

(6) Relates to the sale of the intellectual property and know-how related to the Oncotype DX Genomic Prostate Score® ("GPS") test to MDxHealth SA ("MDxHealth") in August 2022. For the three and twelve months ended December 31, 2022, this represents the loss on the sale of $13.2 million, $1.8 million in one-time termination benefits including severance and accelerated vesting of stock awards, and $2.3 million in legal and professional service fees incurred in the execution of the sale. In August 2023, the Company and MDxHealth executed the Second Amendment to the Asset Purchase Agreement related to the sale of the GPS test, resulting in additional charges. For the three months ended December 31, 2023, this represents a $4.4 million contingent consideration gain and legal and professional fees of $0.1 million. For the twelve months ended December 31, 2023, this represents a gain of $3.1 million from additional cash and equity consideration received, a $73.3 million contingent consideration gain, and $1.6 million in legal and professional service fees.

(7) The Company reached settlements with the counterparties related to the Medicare Date of Service Rule Investigation ("DOS Rule Matter") and the Federal Anti-Kickback Statute and False Claims Act qui tam lawsuit during the third quarter of 2023. The Company previously accrued $10 million in the third quarter of 2021 related to the DOS Rule Matter, and made incremental accruals in the first and second quarters of 2023 based on the Company's best estimates of the probable loss on these matters.

(8) Includes costs associated with the consolidation of operations related to the closure of one of the Company's domestic laboratory facilities. For the three and twelve months ended December 31, 2023, this includes severance of $4.1 million and accelerated stock-based compensation expense of $0.7 million.

EXACT SCIENCES CORPORATION
Selected Unaudited Financial Information
Condensed Consolidated Statements of Cash Flows and Reconciliation of Free Cash Flow
(Amounts in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Net cash provided by (used in) operating activities	$69,549	$52,037	$156,119	$(223,559)
Net cash provided by (used in) investing activities	(66,767)	(58,159)	49,679	74,066
Net cash provided by financing activities	10,037	10,103	159,766	76,485
Effects of exchange rate changes on cash and cash equivalents	1,947	3,206	1,321	30
Net increase (decrease) in cash, cash equivalents and restricted cash	14,766	7,187	366,885	(72,978)
Cash, cash equivalents and restricted cash, beginning of period	594,909	235,603	242,790	315,768
Cash, cash equivalents and restricted cash, end of period	$609,675	$242,790	$609,675	$242,790

Reconciliation of free cash flow:
Net cash provided by (used in) operating activities	$69,549	$52,037	$156,119	$(223,559)
Purchases of property, plant and equipment	(34,922)	(72,876)	(124,190)	(214,462)
Free cash flow	$34,627	$(20,839)	$31,929	$(438,021)